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                                                                    EXHIBIT 99.3


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SPSS - Q3 2004 SPSS EARNINGS CONFERENCE CALL
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PRESENTATION


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OPERATOR


Good day, everyone,and welcome to the SPSS third quarter 2004 earnings conference call. With the exception of historical information, the matters discussed on this conference call include forward-looking statements that involve risks and uncertainties, including but not limited to market conditions, competition, and other risks indicated in the Company's filings with the Securities & Exchange Commission. A full Safe Harbor Statement is available in the third quarter 2004 press release posted at www.spss.com.

At this time, I would like to introduce Mr. Jack Noonan, President and Chief Executive Officer, Mr. Raymond Panza, Executive Vice President and Chief Financial Officer, and Mr. Douglas Dow, Vice President of Corporate Development. Please go ahead, gentlemen.


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JACK NOONAN  - SPSS - PRESIDENT AND CEO


Thanks, Andrea. And I also asked Ed Hamburg, our former CFO, to join us on the call here this morning. So, good morning, and thank you for joining us to discuss the Company's third-quarter 2004 results. I will make some opening remarks, and then Ray Panza, our Chief Financial Officer, will comment on our financial results and provide guidance for the remainder of the year. We'll conclude with a question and answer session.

To put it plainly, I was disappointed with our third-quarter results. We were less than a couple million dollars of new revenue away from where we expected to be. We missed primarily because of poor performance in international geographies that had performed well during the first half of the year. This poor performance was most apparent in Japan and the United Kingdom, and can be corrected by driving a balanced mix of business. Driving a balanced mix of business means staying focused on closing a larger number of low- to medium-priced transactions while continuing to build a portfolio of higher-ticket opportunities.

With this said, I'm encouraged by the sales of our data mining and statistical tools in the quarter, which were up over 20 percent and 10 percent, respectively, from the third quarter 2003. This is the fourth straight quarter for double-digit growth for these offerings. We again showed progress in the United States and in our field sales and telesales organizations. Sales to higher education institutions remained strong, and new revenues from commercial organizations steadily improved. The SPSS Federal Group showed continued strength during their most important quarter, which coincides with the end of the government fiscal year. We closed large deals in the quarter as a result of joint efforts with partners such as systems integrator Booz Allen Hamilton. I was happy to see steady progress in sales of our new predictive applications. During the quarter, we added three new customers

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SPSS - Q3 2004 SPSS EARNINGS CONFERENCE CALL
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from the financial services industry, bringing the total to eight so far this year. Most important, recent additions will use our software to detect and prevent fraudulent activity.

In Q3, we completed a new release of the SPSS family of statistical analysis tools. Based on direct customer feedback, release 13 includes powerful data preparation capabilities and specialized predictive analytics for survey research.

In September, our strength in data mining capabilities was confirmed by technology industry analysts from the META Group, which published a comparative vendor ranking report on data mining tools. SPSS received a top ranking of market leader.

Last week we held our users conference in Las Vegas. The event attracted more than 500 participants, including customers, partners, press, and industry analysts. The user conference was positive on many levels. It featured keynote presentations from industry leaders, and also included many concurrent sessions, covering subjects like analytic customer relationship management, data mining, public sector applications, and survey research.

We also issued a series of press releases describing success stories from SPSS customers, including Boeing Employees Credit Union, Chase-Pitkin Home & Garden, and The Gallup Organization.

While we clearly have work to do, we expect to finish 2004 with continued growth in data mining and statistics revenues, additional application sales, and improved closure rates internationally, particularly in Japan and the United Kingdom.

On the other hand, we expect continued lower services revenues and little change in the purchasing environment for our type of software. Purchases will continue to be scrutinized and implementations will be done incrementally. This translates into longer sales cycles involving mostly low- to medium-sized transactions.

I'll now turn the call over to Ray Panza for his comments on the results from Q3, as well as an outlook for Q4. Ray.


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RAYMOND PANZA  - SPSS - EVP CORPORATE OPERATIONS, CFO, AND SECRETARY


Thanks, Jack. As many of you know, I joined SPSS in mid-quarter, and I've already had the opportunity to meet with many of our shareholders and analysts. I look forward to building on those relationships, and hope over the next few weeks to be able to meet with other members of the investment community who have an interest in SPSS.

We issued our third-quarter earnings release yesterday, and expect to file our detailed financials on Form 10-Q with the SEC tomorrow. My comments today will focus on the financial statements included with the earnings release and will be limited to those changes in financial results where I believe further explanation may be helpful. I will conclude with comments on the outlook for the remainder of the year.

For the quarter, total reported revenues were up $53.5 million, up about $1 million over the same period in 2003. During the 2003 fourth quarter, the Company acquired DataDistilleries and divested its Sigma-series business. Adjusting for the affects of currency, deferred revenue, and the change in perimeter, total 2004 revenues for the quarter were down 4 percent from 2003. As for new license revenue during the quarter, excluding the impact of acquisitions, divestitures, currency, and deferred revenue, the quarter-over-quarter increase would have been approximately 8 percent.

As Jack earlier stated, service revenues for the 2004 third quarter were down $1.7 million or 20 percent below the same period in 2003. This decline was primarily driven by a more than 40 percent decrease in the number of consulting transactions, specifically fewer ShowCase and market research assignments, the affect of lower new license revenue reported for the 2004 second quarter, and the absence of large projects in 2004 compared against unusually strong 2003 where two large consulting agreements combined for more than a half-million dollars in 2003 revenue.

Turning to operating expenses, I'd like to focus on two areas. First, general administrative, up $2.4 million for the quarter. As discussed in the earnings release, the 2004 third quarter increased $2.2 million due to special charges, specifically, $1.2 million of accounting and legal expenses related to the recently completed review and restatement. While these charges were higher than anticipated, when guidance was provided in August, we do not expect any further charges, and now have this behind us.

Second, $1 million related to the write-off of a long-term receivable that originated in the year 2000 as a result of the sale to a U.K. based customer serving the education sector. As additional background, in 2001, following September 11th, the customer came to SPSS and requested terms, and signed a repayment agreement. The customer honored that agreement and continued to make payments until they initiated plans for a new round of funding that would have settled the account. Unfortunately, we learned in mid-October of this year that the lead investor had reversed their position and indefinitely delayed the expected funding. As a result, we fully reserved and wrote-off the receivable.

Lastly, I'd like to comment on the income tax expense. As a result of a shift in the source of some of the international revenue away from higher tax rate countries to lower tax rate countries, we are now projecting an annualized effective tax rate for 2004 of 33 percent. The effect on the quarter was an effective rate of 30.7 percent in 2004 versus a 35 percent rate for the comparable 2003 period. While the actual impact on the quarter was only about 50,000, it is significant and will impact financial comparisons going forward.

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SPSS - Q3 2004 SPSS EARNINGS CONFERENCE CALL
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Looking at the results for the nine months ended September 30, reported new license revenue and total revenue are up 4 percent and 9 percent, respectively, in 2004 versus 2003. If the perimeter is adjusted to reflect the acquisition of DataDistilleries and the divestiture of the Sigma-series business, and we were to ignore the affect of currency and deferred revenue, new license revenue and total revenues for the first nine months would be up 11 percent and 2 percent, respectively. As previously discussed, 2004 service revenues are below the prior year and are expected to continue to lag behind 2003 for the balance of the year.

As for expenses in the nine-month period, general and administrative is up $4.2 million in 2004 over 2003. As discussed in the earnings release, 2004 includes $5 million of unusual charges, specifically, $2.7 million for the accounting restatement, $1.3 million for the restructuring of the field operations in Europe, and $1 million for the write-off of the long-term receivable.

Turning to the balance sheet, cash at September 30, 2004 is $34.3 million. While receivables were down $13 million from year-end 2003, it is important to note that to a large extent this is seasonal, such that receivables would be expected to return to more historical levels by the end of the fourth quarter. The Company has been, however, focusing on DSO, and has achieved an unusual but record low 67 days as of the end of September 30, 2004.

Also during September, the Company filed its 2003 Federal income tax return. As a result of adjusting to an as-filed basis, net current and non-current deferred income taxes are up, mainly reflecting adjustments for net operating losses, deferred revenues, and depreciation.

Regarding operating cash flow, the Company realized $8.5 million for operating activities which allowed for the $5.4 million repurchase of stock required in connection with the DataDistilleries transaction, and still allowed us to pay-down debt of $1.9 million.

Looking forward to the fourth quarter, we expect service revenues to continue to be below the prior year. Also, with the focus on the small- to medium-sized sales and the impact of a longer sales cycle for new license revenue, total fourth quarter sales are expected to be between $55 million and $57 million. We still expect to be able to manage expenses such that for the fourth quarter EPS is projected to be between 14 cents and 20 cents per share.

At this time, I would turn the discussion back over to Jack.


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JACK NOONAN  - SPSS - PRESIDENT AND CEO


Thanks, Ray.

Andrea, let's open it up for questions.


QUESTION AND ANSWER



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OPERATOR


[Caller instructions.]

Our first question comes from Peter Goldmacher from SG Cowen. Please proceed.


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PETER GOLDMACHER  - SG COWEN - ANALYST


Good morning, guys. I'd like to ask you two quick questions. The first is on the guidance for services revenues to be down sequentially. Can you give us a little more detail on exactly what's happening out in the market that you're not seeing the demand for services that you'd seen in the past? What is the change?


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JACK NOONAN  - SPSS - PRESIDENT AND CEO


Yeah, this is Jack. Mostly it's around the new sales and services revenue is followed by new sales, and specifically focused on our iSeries business and also our market research business. The new revenues in both of those earlier this year have been down, which will drive services revenue lower on a go-forward basis. We are seeing some improvement with the support of our new predictive applications, and we're seeing the revenues start to pickup on that, but we're not - we're going to see year-over-year comparison to be down.


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PETER GOLDMACHER  - SG COWEN - ANALYST

Okay. And why is that business down? Is this the stuff in the U.K. and Japan? Or is this domestic?


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JACK NOONAN  - SPSS - PRESIDENT AND CEO


Well, when we look at the YOY comparisons in market research, we're seeing a combination of in the coming quarters the difference in our AOL relationship. We continue to have a relationship but it's not exclusive, and we've seen some revenues drop, and service components there. Also, fewer large transactions on the ShowCase side. We're seeing much of the revenue coming from the additional, the existing customer base with add-ons and upgrades which do not drive as much service revenue. And we're seeing similar things in the market research space where we're seeing more sales of our new Dimensions technology which requires less services revenue.


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PETER GOLDMACHER  - SG COWEN - ANALYST


Got it. One last question, can you talk a little bit about what's going on in the partner community, where you - what successes you've had, what setbacks you've had?


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JACK NOONAN  - SPSS - PRESIDENT AND CEO


The major success we've had in the partner community has been in our Federal Government space. And Arlene Garcia, who heads the Public Sector organization, has been working for the last three years to drive improved relationships with that community. And it's guys like Unisys, Bull, Northup-Grumman, it's building those relationships so we're in together doing offerings. And also, our success there is also a bit dampening our services revenue, also.


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PETER GOLDMACHER  - SG COWEN - ANALYST


Because they're taking the services component?


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JACK NOONAN  - SPSS - PRESIDENT AND CEO


Exactly right. And that's good for us. That's good for both of us.


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PETER GOLDMACHER  - SG COWEN - ANALYST


Sure. And what about on the commercial side?


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JACK NOONAN  - SPSS - PRESIDENT AND CEO


Very little on the commercial side. We're, I could throw out the names of the big five, but the numbers are still small with our partners on the commercial side.


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PETER GOLDMACHER  - SG COWEN - ANALYST


And this is software partners and business services partners, as well?


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JACK NOONAN  - SPSS - PRESIDENT AND CEO


Correct.


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PETER GOLDMACHER  - SG COWEN - ANALYST


Okay. Great. Thank you.


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OPERATOR


[Caller instructions.]

Our next question comes from Patrick Snell from Robert W Baird. Please proceed.


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PATRICK SNELL  - ROBERT W BAIRD - ANALYST


Yeah, good morning. On the staff business up 10 percent, what's it up YTD? And how sustainable is the double-digit growth rate in that business in 4Q and in the early part of '05?


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JACK NOONAN  - SPSS - PRESIDENT AND CEO


This is Jack. We're shuffling some paper in the background to make sure we get the right number, but I - if I remember right I think we're up 11 percent through the first three quarters of the year. And so, we've seen double-digit growth, as I said, oh, I've got the number here - it's 12.8. We're expecting to see that continue. We're expecting to see 10 percent plus growth going forward if everything holds. And it's because we've been successful at gaining market share.


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PATRICK SNELL  - ROBERT W BAIRD - ANALYST


Okay. And can you provide a product revenue breakdown for the quarter in terms of the four primary solution areas, ShowCase?


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JACK NOONAN  - SPSS - PRESIDENT AND CEO


I don't have that with us.


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PATRICK SNELL  - ROBERT W BAIRD - ANALYST


Okay. I'll call you back.


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JACK NOONAN  - SPSS - PRESIDENT AND CEO


Okay.


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PATRICK SNELL  - ROBERT W BAIRD - ANALYST


On the - and just so I'm clear, the international weakness both in the U.K. and Japan, was it a solution error? Or just a general execution error on the sales front? Can you be more specific there?


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JACK NOONAN  - SPSS - PRESIDENT AND CEO


Yeah, I'm going to effectively repeat what I said in some different words. We focused on some elephants.


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PATRICK SNELL  - ROBERT W BAIRD - ANALYST


Okay.


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JACK NOONAN  - SPSS - PRESIDENT AND CEO


And we took our eye off the ball of our smaller transactions, no more, no less.


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PATRICK SNELL  - ROBERT W BAIRD - ANALYST


And ShowCase, or analytical applications, data mining, where was it?


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JACK NOONAN  - SPSS - PRESIDENT AND CEO


It was across-the-board, but predominantly in Europe and the Pacific Rim was on applications and large data mining transactions.


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PATRICK SNELL  - ROBERT W BAIRD - ANALYST


Okay. And given the three predictive analytical deals that you've closed in the quarter, how comfortable are you in the ramp of that business? How soon can we see or an inflection point or an acceleration in the number of deals in that area? Is it going to take awhile to build a pipeline before you'll get a material increase in the number of deals closed? What's your perspective there?


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JACK NOONAN  - SPSS - PRESIDENT AND CEO


This is a difficult one. And this is not to do a "Bush thing." We have continued to see improvements in the pipeline, the length of closure is long. And we're walking down the process, as we close out this quarter, the fourth quarter that I'm talking about, we'll see whether or not we have an inflection point or we're continuing to push this off. What I can tell you is the quarter that's the pipeline for this coming quarter is finally in the range of what you would expect from a field sales organization that was going to meet its numbers.


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PATRICK SNELL  - ROBERT W BAIRD - ANALYST


Okay.


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JACK NOONAN  - SPSS - PRESIDENT AND CEO


Okay. So when I look at a pipeline the numbers that you typically look at from a field sales organization you expect to see a pipeline of three to five times what you're expecting to close. We're within the range.


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PATRICK SNELL  - ROBERT W BAIRD - ANALYST


Okay.


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JACK NOONAN  - SPSS - PRESIDENT AND CEO


Okay, so this is good news. But we do not have enough experience to call it any better than we are.


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PATRICK SNELL  - ROBERT W BAIRD - ANALYST


Okay. Okay, and then lastly, for Ray, on the expense structure of the Company, what's your perspective of opportunities to reduce the expense structure without negatively impacting productivity and the ability to have a significant market presence? Is there just qualitatively, I guess, to what extent we could see some improved or lowered expense structure?


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RAYMOND PANZA  - SPSS - EVP CORPORATE OPERATIONS CFO AND SECRETARY


Let me address that two ways. One is we believe we've got the unusual type charges behind us, things like the restatement and accounting reviews, so those kind of charges certainly should help our expenses going forward.

The second is that, as you know, I'm still relatively new, and we're in the midst of doing the budget preparations for next year. And so, I'm going through each of the functional areas, department areas, and as we look at doing some changes that improve productivity and reduce costs we would expect to see some savings. How fast we can get those, I'm not there yet.


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PATRICK SNELL  - ROBERT W BAIRD - ANALYST


Okay. Okay, thank you.


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ED HAMBURG  - SPSS - FORMER CFO


Pat, it's Ed.



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PATRICK SNELL  - ROBERT W BAIRD - ANALYST


Yeah.

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ED HAMBURG  - SPSS - FORMER CFO


On your question related to the sustainability of the statistics gross revenue?


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PATRICK SNELL  - ROBERT W BAIRD - ANALYST


Right.


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ED HAMBURG  - SPSS - FORMER CFO


One of the hypothesis that is being kicked around here as an explanation for why we're doing better this year, even more than I think a lot of us anticipated, was there appears to be a rebound in the doing or the performing of survey research in general.

And I think what's happened is that a number of people have figured out how to do survey research more effectively online, and they're no longer waiting around to try to figure out how to deal with random digit dialing, telephone-driven type survey stuff. And I think we're seeing a real rebound in the process of doing survey research and showing up in our statistic sales.


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PATRICK SNELL  - ROBERT W BAIRD - ANALYST


And do you have any idea as to what percent of statistics is related to survey?


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ED HAMBURG  - SPSS - FORMER CFO


That would be an impossible one to answer, but it's a hunk.


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PATRICK SNELL  - ROBERT W BAIRD - ANALYST


Okay.


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DOUGLAS DOW  - SPSS - VP OF CORPORATE DEVELOPMENT


Yeah, Pat, it's Doug. I would say "large" is the operative word there. It's a good size of our statistical tools business.


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PATRICK SNELL  - ROBERT W BAIRD - ANALYST


Okay. Thanks, again.


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OPERATOR


Our next question comes from Mark Cooper from [Wells Capital] [ph], please proceed.


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MARK COOPER  - WELLS CAPITAL - ANALYST


Thanks. Jack, did you say doing your "Bush thing?"


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JACK NOONAN  - SPSS - PRESIDENT AND CEO


Well, what I said it was hard work! Okay.


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MARK COOPER  - WELLS CAPITAL - ANALYST


Yeah, so you didn't read the papers this morning?


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JACK NOONAN  - SPSS - PRESIDENT AND CEO


Yeah!


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MARK COOPER  - WELLS CAPITAL - ANALYST


But the stock, the common stock issuances, are these all stock option exercises?


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JACK NOONAN  - SPSS - PRESIDENT AND CEO


Yes.


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MARK COOPER  - WELLS CAPITAL - ANALYST


So actually cash flow from operations really is not funding the business right now, it's the sale of these assets and the stock issuances? Is that how the math actually works?


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RAYMOND PANZA  - SPSS - EVP CORPORATE OPERATIONS, CFO, AND SECRETARY


Mark, it's Ray Panza. I disagree with you. I mean we're getting $8.5 million from operating expenses right now, and I would view that as funding the business. You're right, we have other items that are contributing to overall cash, such as proceeds from the divestiture of the Sigma business, the proceeds from property disposals that we've made with the building in the U.K. We have the proceeds, as you point out, from the issuance of the stock option, so it's which dollar funded operations and which funded, you know, the M&A activity, for example, in terms of paying down DataDistilleries. If you're going to match acquisition and divestiture dollars, then I think that pretty much takes care of itself



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with the disposal of long-lived assets. If you're looking at what's funding just straight operation dollars, I think we're covering our operations. And the last comment on that is, we were able to still fund full operations and pay-down debt.


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MARK COOPER  - WELLS CAPITAL - ANALYST


Well, I guess I look at it as net cash provided by operating activities minus the cash that goes out of your pocket for CapEx and software development, which you have to pay, and that's a deficit. So I can understand how you put the numbers the way they are, but I just want to make sure I understand that these numbers are, in fact, running a deficit. But for stock sales issuances or option issuances, but it seems to be a pretty large number here. Are there, how much of the option base right now is in the money? And...


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RAYMOND PANZA  - SPSS - EVP CORPORATE OPERATIONS, CFO, AND SECRETARY


I don't know that answer.


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MARK COOPER  - WELLS CAPITAL - ANALYST


Okay. Thank you.


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OPERATOR


[Caller instructions.]

Ladies and gentlemen, this concludes the question and answer portion of today's call. I would now like to turn the presentation back over to Jack Noonan for closing remarks.


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JACK NOONAN  - SPSS - PRESIDENT AND CEO


Thanks, everybody, for taking the time to join us and hear about our third-quarter results.


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RAYMOND PANZA - SPSS - EVP CORPORATE OPERATIONS, CFO, AND SECRETARY [ADDENDUM TO
ORIGINAL CALL]


For purposes of clarification, the 2004 nine-month charge of $1.3 million related to the restructuring of field operations in Europe is included in the line item "Sales, marketing and services."

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OPERATOR


Ladies and gentlemen, thank you for your participation on today's conference. This concludes your presentation. You may now disconnect. Good day.

12 SPSS_110304



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